                                                                      EXHIBIT 16

                         [COMISKEY & COMPANY LETTERHEAD]

July 25, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8K dated July 25, 2000 of Momentum Holdings Corporation (fka Buffalo Capital VIII, Ltd.) and are in agreement with the statements contained therein.

Very truly yours,


                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION